UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

1-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by PS Business Parks, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2017 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to provide additional information regarding the frequency of future shareholder advisory votes regarding the compensation of the Company’s named executive officers. No changes have been made to the Original Filing.

Item 5.07(d).	Submission of Matters to a Vote of Security Holders

As reported in the Original Filing, at the Company’s 2017 Annual Meeting of Shareholders held on April 25, 2017, the Company’s shareholders approved, on an advisory basis, holding an annual advisory vote regarding the compensation of the Company’s named executive officers. After considering the outcome of the advisory shareholder vote, the Company’s Board of Directors determined not to reconsider its current policy, adopted in 2011, of conducting an annual advisory vote on the executive compensation program for named executive officers on an annual basis. Consequently, the next such vote will be conducted at the Company’s 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: September 19, 2017

By:	/s/ Lily Y. Hughes
Assistant Secretary